Exhibit 99.1

PARTY CITY REPORTS SECOND QUARTER 2021 RESULTS AND PROVIDES

THIRD QUARTER 2021 BUSINESS OUTLOOK

Total Sales increased 110.4% versus prior year; Comparable Sales increased 118.3% versus prior year and 19.1% versus Q2 2019 driven by strength in core categories

GAAP Net Income of $29.8 million versus a Net Loss of $130.0 million in Q2 2020

Adjusted EBITDA of $85.8 million versus a $42.8 million Adjusted EBITDA Loss in Q2 2020

ELMSFORD, N.Y.- August 5, 2021 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended June 30, 2021.

Brad Weston, Chief Executive Officer of Party City, stated, “We are very pleased with our strong second quarter results that exceeded our expectations. We saw sequential acceleration of the business as the economy opened up and restrictions subsided, driving increased consumer ability to celebrate. The quarter was highlighted by robust trends at Retail with the recovery at Wholesale underway, as expected. The strength in performance was broad based, particularly across our core everyday business, along with improved results in our seasonal categories. The consistent strength that we have demonstrated in our core everyday performance is a testament to the disciplined execution of our strategic initiatives and meaningful progress against our transformation strategy, with the resulting relevancy strides positioning us to capitalize on the near and long-term growth opportunities.”

Mr. Weston added, “As we look to the back half of the year, the environment remains dynamic but we are well positioned for continued growth. We are excited about our refined marketing, improved store experience and elevated omni channel capabilities, as we continue to deliver on our mission of inspiring joy and making it easy to create unforgettable memories.”

Second Quarter Summary*:

•
Total revenues were $535.7 million, an increase of 110.4% compared to the second quarter 2020 driven by a strong rebound of retail sales, partially offset by the divestiture of a significant portion of our international operations in the first quarter of 2021.
•
Total retail sales increased 138.9% on a reported and constant currency basis versus second quarter 2020 driven by a strong comparable sales increase in core categories versus prior year.
•
The total number of corporate Party City stores was 749 as of June 30, 2021 compared to 757 in the prior year period.
•
Brand comparable sales increased 118.3% in the second quarter versus the 13 weeks ended June 27, 2020 and increased 19.1% compared to the 13 weeks ended June 29, 2019.

•
Net third-party wholesale revenues increased 33.4% compared to the second quarter of 2020 principally due to the COVID-19 impact in the prior year period, partially offset by the divestiture of a significant portion of our international operations in the first quarter of 2021.
•
Total gross profit margin increased 3,390 basis points to 40.5% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin improved 2,120 basis points to 41.0% of net sales, primarily due to fixed cost deleverage in 2020 caused by COVID-19 shutdowns. Gross profit margin improvement was also driven by fewer promotions and favorable product mix.
•
Operating expenses totaled $155.3 million or $11.7 million higher than the second quarter of 2020 primarily due to higher retail operating expenses offset by decreased general and administrative expenses. Excluding certain items not indicative of core operating performance, operating expenses totaled $150.6 million, or 28.1% of net sales, a 1,730-basis point improvement versus prior-year period primarily driven by leverage on higher sales.
•
Interest expense was $23.1 million during the second quarter of 2021, compared to $25.4 million during the second quarter of 2020 mainly due to lower amounts of debt outstanding.
•
Reported GAAP net income was $29.8 million, or earnings of $0.26 per diluted share.
•
Adjusted net income was $34.1 million, or earnings of $0.29 per diluted share, compared to adjusted net loss of $61.3 million, or a loss of $0.66 per share, in the second quarter of 2020. (See “Non-GAAP Information”)
•
Adjusted EBITDA was $85.8 million, versus a loss of $42.8 million during the second quarter of 2020. (See “Non-GAAP Information”).
•
The effective tax rate for the second quarter of 2021 was 25.5%.

* Second quarter results in fiscal year 2020 were negatively impacted by extended store closures and other related impacts due to COVID-19.

Balance Sheet and Cash Flow Highlights:

As of the end of the second quarter 2021, the Company had $84.5 million in cash and approximately $170.2 million of availability under the ABL Facility and approximately $14.6 million of availability under the Anagram ABL Facility, for total liquidity of $269.3 million.

The carrying value of the Company's debt as of June 30, 2021 was $1,460.1 million. The principal balance of debt net of cash on June 30, 2021 was $1,258.9 million versus $1,756.2 million in the prior-year period. The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
		June 30, 2021		June 30, 2021
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
8.75% Senior Secured First Lien Notes – due 2026	$750,000	731,305	-	$731,305
6.125% Senior Notes – due 2023	22,924	22,806	-	22,806
6.625% Senior Notes – due 2026	92,254	91,519	-	91,519
First Lien Party City Notes – due 2025	161,669	202,588	-	202,588
First Lien Anagram Notes – due 2025	112,979	-	150,451	150,451
Second Lien Anagram Notes – due 2026	86,981	-	148,114	148,114
Finance lease obligations	13,398	13,398	-	13,398
Total long-term obligations	1,240,205	1,061,616	298,565	1,360,181
Less: current portion	N/A	(1,265)	-	(1,265)
Long-term obligations, excluding current portion	1,240,205	1,060,351	298,565	1,358,916
Loans and notes payable*	103,175	99,933	-	99,933
Less: Cash	(84,452)	(56,130)	(28,322)	(84,452)
Principal balance net of cash	$1,258,928	$1,104,154	$270,243	$1,374,397

*Balance consists of ABL Facility.

Net cash provided by operating activities in the first six months of 2021 was $13.8 million, compared to net cash used in operating activities of $48.8 million in the prior year period, with the year-over-year improvement driven primarily by higher net sales and improved operating income, partially offset by the change in working capital. Free cash flowa in the first six months of 2021 was $77.8 million compared to $(49.2) million in the prior year period, with the improvement driven by higher Adjusted EBITDA due to improved operating results, partially offset by higher capital expenditures.

aFree cash flow defined as Adjusted EBITDA less capital expenditures (See “Non-GAAP Financial Information”).

Outlook:

The Company is providing the following fiscal third quarter 2021 outlook. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•
Total revenue of $490 to $515 million
•
Brand comparable sales percentage increase of high single digits compared to third quarter 2020, or mid-teens compared to third quarter 2019
•
GAAP net loss of $5 million to net income of $4 million with an assumed Q3 tax rate of 27%
•
Adjusted EBITDA of $35 to $45 million

The Company is providing the following updated annual 2021 outlook:

•
FY 2021 Interest expense of approximately $86 to $91 million
•
FY 2021 Capital expenditures of approximately $80 to $90 million

The table below sets forth a reconciliation from our third quarter 2021 forecasted GAAP Net Income to our Adjusted EBITDA.

	Q3 2021	Q3 2021
(in thousands)	High	Low
Net Income	$3,500	$(5,300)
Provision for Income Taxes	1,300	(1,900)
Interest Expense	22,000	23,000
Depreciation and Amortization Expense	16,200	17,200
EBITDA	$43,000	$33,000
EBITDA Add-Backs	2,000	2,000
Adjusted EBITDA	$45,000	$35,000

Conference Call Information

A conference call to discuss the second quarter 2021 financial results is scheduled for today, August 5, 2021, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-757-5731 (U.S. domestic) or 412-542-4126 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. We also utilized operating expense excluding certain items not indicative of core operating performance. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We also define free cash flow as Adjusted EBITDA less capital expenditures. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding its ability to maximize the potential of its vertical model, the ability to drive long-term growth, revenues, brand comparable sales, net income, Adjusted EBITDA, and Adjusted Net Income. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include 831 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	June 30, 2021	December 31, 2020	June 30, 2020
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,452	$119,532	$154,133
Accounts receivable, net	86,745	90,879	85,081
Inventories, net	426,128	412,285	635,014
Prepaid expenses and other current assets	68,363	45,905	94,710
Income tax receivable	55,421	57,549	—
Assets held for sale, net	—	83,110	—
Total current assets	721,109	809,260	968,938
Property, plant and equipment, net	218,532	209,412	223,433
Operating lease asset	684,802	700,087	755,288
Goodwill	660,597	661,251	666,084
Trade names	383,761	384,428	394,203
Other intangible assets, net	27,825	32,134	39,402
Other assets, net	26,193	9,883	9,435
Total assets	$2,722,819	$2,806,455	$3,056,783
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$99,933	$175,707	$325,754
Accounts payable	129,802	118,928	144,849
Accrued expenses	190,347	160,605	179,159
Liabilities held for sale	—	68,492	—
Current portion of operating lease liability	136,749	176,045	202,971
Income taxes payable	2,537	524	—
Current portion of long-term obligations	1,265	13,576	13,810
Total current liabilities	560,633	713,877	866,543
Long-term obligations, excluding current portion	1,358,916	1,329,808	1,557,576
Long-term portion of operating lease liability	625,157	654,729	685,290
Deferred income tax liabilities, net	37,052	34,705	67,458
Other long-term liabilities	33,288	22,815	16,932
Total liabilities	2,615,046	2,755,934	3,193,799
Commitments and contingencies
Stockholders’ equity:
Common stock (111,476,496, 110,781,613 and 94,602,386 shares outstanding and 122,790,983, 122,061,711 and 121,819,456 shares issued at June 30, 2021, December 31, 2020, and June 30, 2020 respectively)	1,383	1,373	1,211
Additional paid-in capital	978,167	971,972	941,745
Accumulated deficit	(549,693)	(565,457)	(708,747)
Accumulated other comprehensive income (loss)	6,096	(29,916)	(43,849)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	435,953	377,972	190,360
Less: Common stock held in treasury, at cost (11,314,487, 11,280,098 and 27,217,070 shares at June 30, 2021, December 31, 2020, and June 30, 2020, respectively)	(327,394)	(327,182)	(327,170)
Total Party City Holdco Inc. stockholders’ equity	108,559	50,790	(136,810)
Noncontrolling interests	(786)	(269)	(206)
Total stockholders’ equity	107,773	50,521	(137,016)
Total liabilities and stockholders’ equity	$2,722,819	$2,806,455	$3,056,783

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales*	$535,746	$254,691	$962,553	$668,734
Cost of sales	318,574	237,907	593,095	534,664
Gross Profit	217,172	16,784	369,458	134,070
Wholesale selling expenses	7,358	9,707	16,474	25,165
Retail operating expenses	97,179	65,236	186,075	153,402
General and administrative expenses	45,795	63,955	91,833	129,289
Art and development costs	5,004	3,516	9,975	8,838
Store impairment and restructuring charges	—	1,164	—	18,892
Loss on disposal of assets in international operations	—	—	3,211	—
Goodwill, intangibles and long-lived assets impairment	—	—	—	536,648
Income (loss) from operations	61,836	(126,794)	61,890	(738,164)
Interest expense, net	23,116	25,412	40,330	50,532
Other (income) expense, net	(1,300)	1,484	(873)	7,160
Income (loss) before income taxes	40,020	(153,690)	22,433	(795,856)
Income tax expense (benefit)	10,209	(23,631)	6,740	(124,129)
Net income (loss)	29,811	(130,059)	15,693	(671,727)
Less: Net (loss) attributable to noncontrolling interests	—	(44)	(54)	(199)
Net income (loss) attributable to common shareholders of Party City Holdco Inc.	$29,811	$(130,015)	$15,747	$(671,528)
Net income (loss) per share attributable to common shareholders of Party City Holdco Inc.–Basic	$0.27	$(1.39)	$0.14	$(7.19)
Net income (loss) per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$0.26	$(1.39)	$0.14	$(7.19)
Weighted-average number of common shares-Basic	111,340,295	93,419,078	111,128,822	93,407,344
Weighted-average number of common shares-Diluted	116,251,151	93,419,078	115,499,304	93,407,344
Dividends declared per share	$—	$—	$—	$—
Comprehensive income (loss)	$30,761	$(125,961)	$51,742	$(679,842)
Less: Comprehensive (loss) attributable to noncontrolling interests	—	(44)	(30)	(199)
Comprehensive income (loss) attributable to common shareholders of Party City Holdco Inc.	$30,761	$(125,917)	$51,772	$(679,643)

*Includes royalties and franchise fees. Prior year amounts conformed to current year presentation

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows provided by (used in) operating activities:
Net income (loss)	$15,693	$(671,727)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	34,860	40,518
Amortization of deferred financing costs and original issuance discounts	1,937	2,401
Provision for doubtful accounts	1,171	4,443
Deferred income tax expense (benefit)	2,622	(58,440)
Change in operating lease liability/asset	(52,315)	44,803
Undistributed (income) loss in equity method investments	(211)	415
Loss on disposal of assets	109	93
Loss on disposal of assets in international operations	3,211	—
Non-cash adjustment for store impairment and restructuring charges	—	16,458
Goodwill, intangibles and long-lived assets impairment	—	536,648
Non-employee equity-based compensation**	—	1,033
Stock option expense – time – based	217	560
Stock option expense – performance – based	—	7,847
Restricted stock unit expense – time-based	767	1,139
Restricted stock unit – performance-based	1,789	—
Directors – non-cash compensation	114	75
Net loss on debt repayment	226	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,395)	56,315
(Increase) decrease in inventories	(15,191)	20,055
(Increase) in prepaid expenses and other current assets	(31,055)	(47,700)
Increase (decrease) in accounts payable, accrued expenses and income taxes payable	52,228	(3,717)
Net cash provided by (used in) operating activities	13,777	(48,781)
Cash flows (used in) investing activities:
Capital expenditures	(40,452)	(18,332)
Proceeds from disposal of property and equipment	—	7
Proceeds from sale of international operations, net of cash disposed	20,556	—
Net cash (used in) investing activities	(19,896)	(18,325)
Cash flows (used in) provided by financing activities:
Repayment of loans, notes payable and long-term obligations	(836,435)	(79,763)
Proceeds from loans, notes payable and long-term obligations	794,750	269,874
Treasury stock purchases	(212)	(85)
Exercise of stock options	3,322	—
Debt issuance costs	(21,437)	—
Net cash (used in) provided by financing activities	(60,012)	190,026
Effect of exchange rate changes on cash and cash equivalents	274	(3,945)
Net (decrease) increase in cash and cash equivalents and restricted cash	(65,857)	118,975
Change in cash classified within current assets held for sale	31,628	—
Cash and cash equivalents and restricted cash at beginning of period	119,681	35,176
Cash and cash equivalents and restricted cash at end of period*	$85,452	$154,151
Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense	$16,594	$43,402
Cash paid during the period for income taxes, net of refunds	$3,411	$11,854

*Includes $1,000 and $18 of restricted cash for the six months ended June 30, 2021 and 2020. The Company recorded restricted cash in other assets, net as presented in the consolidated balance sheet at June 30, 2021 and in prepaid expenses and other current assets as presented in the consolidated balance sheets at December 31, 2020 and June 30, 2020.

** See Note 17 – Kazzam, LLC of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the June 30, 2021 Quarterly Report on Form 10-Q 2021.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
(Dollars in thousands)
Net income (loss)	$29,811	$(130,059)	$15,693	$(671,727)
Interest expense, net	23,116	25,412	40,330	50,532
Income tax expense (benefit)	10,209	(23,631)	6,740	(124,129)
Depreciation and amortization	16,916	22,766	34,860	40,518
EBITDA	80,052	(105,512)	97,623	(704,806)
Store impairment and restructuring charges (a)	—	1,761	—	29,522
Inventory restructuring and early lease terminations (j)	3,499	—	6,637	—
Other restructuring, retention and severance (b)	31	5,697	2,082	8,744
Goodwill, intangibles and long-lived assets impairment (c)	—	—	—	536,648
Deferred rent (d)	(398)	(1,488)	1,128	(2,872)
Closed store expense (e)	1,543	400	3,136	1,635
Foreign currency losses/(gains), net	(772)	12	(1,311)	4,267
Stock option expense – time-based	104	206	217	560
Stock option expense – performance – based	—	7,847	—	7,847
Restricted stock unit and restricted cash awards expense – performance-based	1,161	—	1,978	—
Restricted stock units – time-based	415	518	767	1,139
Non-employee equity-based compensation (f)	—	—	—	1,033
Undistributed loss (income) in equity method investments	(547)	559	(211)	415
Corporate development expenses (g)	—	2,643	—	5,612
Non-recurring legal settlements/costs	—	188	—	6,509
Gain or loss on sale of property, plant and equipment*	—	83	111	51
COVID - 19 (i)	655	44,200	1,270	70,380
Loss on disposal of assets	—	—	3,211	—
Net loss on debt repayment	—	—	226	—
Other*	90	133	1,388	2,437
Adjusted EBITDA	$85,833	$(42,753)	$118,252	$(30,879)

* Prior period amounts have been reclassified to conform with current period presentation.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2021 EBITDA Adjustments
	June 30, 2021 GAAP Basis (as reported)	Inventory restructuring and early lease terminations (j)	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency gains	Other	June 30, 2021 Non-GAAP basis
Net sales	$535,746									$535,746
Cost of sales	318,574	(2,312)								316,262
Gross Profit	217,172									219,484
Wholesale selling expenses	7,358									7,358
Retail operating expenses	97,179	(1,187)		356		(1,516)	(463)			94,369
General and administrative expenses	45,795		(1,680)	42	(31)	(27)	(192)		(39)	43,868
Art and development costs	5,004									5,004
Income from operations	61,836									68,885
Interest expense, net	23,116								(51)	23,065
Other (income) expense, net	(1,300)							772	547	19
Income (loss) before income taxes	40,020									45,801
Interest expense, net	23,116									23,116
Depreciation and amortization	16,916									16,916
EBITDA	80,052									85,833
Adjustments to EBITDA	5,781	(3,499)	(1,680)	398	(31)	(1,543)	(655)	772	457	—
Adjusted EBITDA	$85,833	$(3,499)	$(1,680)	$398	$(31)	$(1,543)	$(655)	$772	$457	$85,833

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2020 EBITDA Adjustments
	June 30, 2020 GAAP Basis (as reported)	Store impairment and restructuring charges (a)	Corporate development expenses (g)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency losses	Other	June 30, 2020 Non-GAAP basis
Net sales	$254,691											$254,691
Cost of sales	237,907	(597)				(134)	(4,437)		(28,376)			204,363
Gross Profit	16,784											50,328
Wholesale selling expenses	9,707		(1,104)						(509)			8,094
Retail operating expenses	65,236					1,573		(342)	(4,389)			62,078
General and administrative expenses	63,955		(1,003)	(188)	(8,571)	49	(1,260)	(58)	(10,926)			41,998
Art and development costs	3,516											3,516
Store impairment and restructuring charges	1,164	(1,164)										—
(Loss) from operations	(126,794)											(65,358)
Interest expense, net	25,412											25,412
Other (income) expense, net	1,484		(536)							(12)	(775)	161
Loss before income taxes	(153,690)											(90,931)
Interest expense, net	25,412											25,412
Depreciation and amortization	22,766											22,766
EBITDA	(105,512)											(42,753)
Adjustments to EBITDA	62,759	(1,761)	(2,643)	(188)	(8,571)	1,488	(5,697)	(400)	(44,200)	(12)	(775)	—
Adjusted EBITDA	$(42,753)	$(1,761)	$(2,643)	$(188)	$(8,571)	$1,488	$(5,697)	$(400)	$(44,200)	$(12)	$(775)	$(42,753)

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2021 EBITDA Adjustments
	June 30, 2021 GAAP Basis (as reported)	Inventory restructuring and early lease terminations (j)	Net loss on debt repayment	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency gains	Other	June 30, 2021 Non-GAAP basis
Net sales	$962,553										$962,553
Cost of sales	593,095	(3,694)								124	589,525
Gross Profit	369,458										373,028
Wholesale selling expenses	16,474										16,474
Retail operating expenses	186,075	(2,943)			(1,212)		(3,078)	(1,053)		(718)	177,071
General and administrative expenses	91,833			(2,962)	84	(2,082)	(58)	(217)		(689)	85,909
Art and development costs	9,975										9,975
Loss on disposal of assets in international operations	3,211									(3,211)	—
Income from operations	61,890										83,599
Interest expense, net	40,330									(105)	40,225
Other (income) expense, net	(873)		(226)						1,311	100	312
Income before Income Taxes	22,433										43,062
Interest expense, net	40,330										40,330
Depreciation and amortization	34,860										34,860
EBITDA	97,623										118,252
Adjustments to EBITDA	20,629	(6,637)	(226)	(2,962)	(1,128)	(2,082)	(3,136)	(1,270)	1,311	(4,499)	—
Adjusted EBITDA	$118,252	$(6,637)	$(226)	$(2,962)	$(1,128)	$(2,082)	$(3,136)	$(1,270)	$1,311	$(4,499)	$118,252

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2020 EBITDA Adjustments
	June 30, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Corporate development expenses (g)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (i)	Foreign currency loss	Other	June 30, 2020 Non-GAAP basis
Net sales	$668,734												$668,734
Cost of sales	534,664		(10,630)				(134)	(4,437)		(41,180)		(429)	477,854
Gross Profit	134,070												190,880
Wholesale selling expenses	25,165			(1,840)						(623)			22,702
Retail operating expenses	153,402						2,909		(1,508)	(14,567)			140,236
General and administrative expenses	129,289			(3,132)	(6,509)	(9,546)	97	(4,307)	(127)	(14,010)			91,755
Art and development costs	8,838												8,838
Store impairment and restructuring charges	18,892		(18,892)										—
Goodwill, intangibles and long-lived assets impairment	536,648	(536,648)											—
(Loss) from operations	(738,164)												(72,651)
Interest expense, net	50,532												50,532
Other (income) expense, net	7,160			(640)		(1,033)					(4,267)	(2,474)	(1,254)
(Loss) before income taxes	(795,856)												(121,929)
Interest expense, net	50,532												50,532
Depreciation and amortization	40,518												40,518
EBITDA	(704,806)												(30,879)
Adjustments to EBITDA	673,927	(536,648)	(29,522)	(5,612)	(6,509)	(10,579)	2,872	(8,744)	(1,635)	(70,380)	(4,267)	(2,903)	—
Adjusted EBITDA	$(30,879)	$(536,648)	$(29,522)	$(5,612)	$(6,509)	$(10,579)	$2,872	$(8,744)	$(1,635)	$(70,380)	$(4,267)	$(2,903)	$(30,879)

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
(Dollars in thousands, except per share amounts)
Income (loss) before income taxes	$40,020	$(153,690)	$22,433	$(795,856)
Intangible asset amortization	2,354	2,679	4,831	5,545
Amortization of deferred financing costs and original issuance discounts	1,074	1,199	1,937	2,401
Store impairment and restructuring charges (a)	—	181	—	28,154
Other restructuring charges (b)	31	6,595	1,967	7,517
Goodwill, intangibles and long-lived assets impairment (c)	—	—	—	536,648
Non-employee equity-based compensation (f)	—	—	—	1,033
Non-recurring legal settlements/costs	—	100	—	6,421
Stock option expense – time-based	104	561	217	561
Stock option expense – performance – based	—	7,493	—	7,847
Restricted stock unit expense – performance-based	1,154	—	1,971	—
COVID - 19 (i)	655	44,200	1,270	70,380
Loss on disposal of assets	—	—	3,211	—
Inventory disposals	162	—	926	—
Adjusted income (loss) before income taxes	45,554	(90,682)	38,763	(129,349)
Adjusted income tax (benefit) (h)	11,446	(29,366)	10,064	(41,650)
Adjusted net income (loss)	$34,108	$(61,316)	$28,699	$(87,699)
Adjusted net income (loss) per common share – diluted	$0.29	$(0.66)	$0.25	$(0.94)
Weighted-average number of common shares-diluted	116,251,151	93,419,078	115,499,304	93,407,344

(a)
The Company performed a comprehensive review of its store locations aimed at improving the overall productivity of such locations (“store optimization program”). After careful consideration and evaluation of the store locations, the Company made the decision to accelerate the optimization of its store portfolio with the closure of stores, which are primarily located in close proximity to other Party City stores. For further detail, refer to Note 3 – Store Impairment and Restructuring Charges of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q 2021.
(b)
Amounts expensed principally relate to severance due to organizational changes.
(c)
As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge at March 31, 2020.
(d)
The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.
(e)
Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)
The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 17 – Kazzam, LLC of Item 1 in the June 30, 2021 Quarterly Report on Form 10-Q.
(g)
Primarily represents costs for Kazzam (See Note 17 – Kazzam, LLC of Item 1 in the June 30, 2021 Quarterly Report on Form 10-Q for further discussion).
(h)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.
(i)
Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(j)
Costs incurred for early lease terminations and a merchandise transformation project to transition and optimize stores to the reduced SKU assortment levels.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended June 30,
	2021		2020
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$230,961	43.1%	$131,296	51.6%
Eliminations	(139,027)	(26.0)	(62,387)	(24.5)
Net wholesale	91,934	17.2	68,909	27.1
Retail*	443,812	82.8	185,782	72.9
Total revenues	$535,746	100.0%	$254,691	100.0%

*Retail revenues include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Six months ended June 30,
	2021		2020
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$443,098	46.0%	$346,094	51.8%
Eliminations	(257,639)	(26.8)	(166,118)	(24.8)
Net wholesale	185,459	19.3	179,976	26.9
Retail*	777,094	80.7	488,758	73.1
Total revenues	$962,553	100.0%	$668,734	100.0%

*Retail revenues include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Three Months Ended June 30,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail Gross Profit*	$193,565	43.6%	$29,902	16.1%
Wholesale Gross Profit	23,607	25.7	(13,118)	(19.0)
Total Gross Profit	$217,172	40.5%	$16,784	6.6%

*Retail Gross Profit include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Six months ended June 30,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail Gross Profit*	$316,743	40.8%	$125,845	25.7%
Wholesale Gross Profit	52,715	28.4	8,225	4.6
Total Gross Profit	$369,458	38.4%	$134,070	20.0%

*Retail Gross Profit include royalties and franchise fees. Prior year amount conformed to current year presentation.

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three months ended June 30,		LTM
	2021	2020	2021

Store Count
Corporate Stores:
Beginning of period	746	757	757
New stores opened	5	1	10
Acquired	—	—	5
Closed	(2)	(1)	(23)
End of period	749	757	749
Franchise Stores
Beginning of period	85	97	96
Sold to Party City	—	—	(5)
Closed	(3)	—	(9)
End of period	82	97	82
Grand Total	831	854	831

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Wholesale Share of Shelf (a)	81.0%	82.3%	81.2%	81.7%
Manufacturing Share of Shelf (b)	30.7%	33.5%	31.4%	30.7%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Brand comparable sales (c)	118.3%	-52.4%	73.4%	-35.6%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales.